Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-206564, File No. 333-135728, File No. 333-129178, and File No. 333-55738) and on Form S-3 (File No. 333-215078) of Gulfport Energy Corporation of our report dated February 17, 2017, relating to the financial statements of Vitruvian II Woodford, LLC, which appears in this Current Report on Form 8-K of Gulfport Energy Corporation dated April 18, 2017.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 18, 2017